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Exhibit 10.25

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption Agreement (this "Agreement") is made and entered into as of April 1, 2003, by and among International Integrated Incorporated, a corporation organized under the law of the British Virgin Islands ("Assignor"), MediCor Ltd., a corporation organized under the law of Delaware ("Assignee") and International Integrated Industries LLC, a limited liability company organized under the law of Nevada ("Lender").

R E C I T A L S:

        WHEREAS, Assignor and Assignee were parties to that certain Agreement of Merger, dated as of February 7, 2003 (the "Merger Agreement"), pursuant to which Assignee became the parent corporation of Assignee;

        WHEREAS, Assignor and Lender are parties to a Promissory Note, dated as of September 1, 1999, pursuant to which Lender has made certain advances to Assignor (the "Prior Note");

        WHEREAS, the parties hereto desire that (i) Assignor assign to Assignee all of Assignor's liabilities and obligations to Lender, including all of Assignee's obligations under the Prior Note (collectively, the "Obligations"), and (ii) Assignee assume from Assignor the Obligations; and

        WHEREAS, the parties hereto desire that Assignee's obligations to Lender as assumed and as hereafter incurred be evidenced by a Promissory Note in the form of Annex I hereto (the "New Note"), thereby extinguishing all liability of Assignor to Lender, including all liability under the Prior Note.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

          Section 1.    ASSIGNMENT AND ASSUMPTION.    (a) Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title, and interest in and to the Obligations, and (b) Assignee hereby assumes the Obligations.

          Section 2.    EXTINGUISHMENT.    Effective upon Assignee's assumption of the Obligations, all liability of Assignor to Lender, including all liability under the Prior Note, is extinguished.

          Section 3.    NOTICES.    All notices to be delivered hereunder shall be delivered in accordance with the Merger Agreement, mutatis mutandis.

          Section 4.    INTERPRETATION.    This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, United States of America.

          Section 5.    ENTIRE AGREEMENT; MODIFICATION.    This Agreement constitutes the entire agreement between the parties, and may be changed only by an agreement in writing signed by the parties.

          Section 6.    HEADINGS.    Sections and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

          Section 7.    ARBITRATION.    Any and all disputes arising out of or in connection with the negotiation, execution, or interpretation of this Agreement shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association by a single arbitrator familiar with federal securities law. The arbitration will be held in Las Vegas, Nevada, on consecutive business days. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. The costs of the arbitration shall be shared equally by the parties. Each party will pay their own attorneys' fees and costs

        IN WITNESS WHEREOF, Assignor, Assignee and Lender have executed this Agreement as of the date first written above.

ASSIGNOR:	INTERNATIONAL INTEGRATED INCORPORATED a corporation organized under the law of the British Virgin Islands

By:

		Name:	Donald K. McGhan
		Title:	Chairman of the Board

ASSIGNEE:	MEDICOR LTD a corporation organized under the law of Delaware

By:

		Name:	Donald K. McGhan
		Title:	Chairman of the Board

LENDER:	INTERNATIONAL INTEGRATED INDUSTRIES LLC a corporation organized under the law of Nevada

By:

		Name:	Nikki M. Pomeroy
		Title:	Corporate Secretary

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PROMISSORY NOTE

April 1, 2003
Las Vegas, Nevada

        FOR VALUE RECEIVED, MediCor Ltd., a Delaware corporation (hereinafter, "MediCor"), hereby promises to pay to the order of International Integrated Industries, LLC ("Holder"), at the Holder's principal address, the principal sum of all loans made by Holder to MediCor or to MediCor's predecessor, International Integrated Incorporated, a British Virgin Islands corporation (or such lesser amount as shall equal the aggregate unpaid principal amount of the loans (the "Loans") made by Holder to MediCor or to MediCor's predecessor, International Integrated Incorporated, a British Virgin Islands corporation), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts in Exhibit A to this Promissory Note (the "Note") and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in Exhibit A to this Note. As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Note, whichever is applicable from time to time.

        The date and amount of each Loan made by the Holder to MediCor, and each payment made on account of the principal of such Loan, shall be recorded by Holder on its books and, prior to any transfer of this Note, endorsed by Holder on the Exhibit A attached to this Note or any continuation of such Exhibit A, provided that the failure of Holder to make any such recordation or endorsement shall not affect the obligations of MediCor to make a payment when due of any amount owing under this Note in respect of the Loans made by Holder.

        This Note may be prepaid in full or in part, at any time without penalty, upon not less than five (5) days' prior written notice to Holder. Principal and interest are payable in lawful money of the United States of America.

        If the Holder notifies MediCor in writing of a default in the payment of principal or interest when due pursuant to the terms hereof (an "Event of Default"), Holder shall have the option, without demand or notice, to declare the entire balance of principal, together with all accrued interest thereon, immediately due and payable and to exercise all rights and remedies available to Holder hereunder. Upon the occurrence of an Event of Default, and so long as such Event of Default shall continue, the entire balance of principal together with all accrued interest thereon shall bear interest at the then applicable rate plus two percent (2%) (the "Default Interest Rate"). No delay or omission on the part of Holder hereof in exercising any right under this Note shall operate as a waiver of such right. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth herein or otherwise limit any of Holder's remedies hereunder or thereunder.

        MediCor hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of MediCor hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Promissory Note. MediCor further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

        If this Note is not paid when due, or if any Event of Default occurs, MediCor promises to pay all costs of enforcement and collection, including but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

        Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

        It is the intent of MediCor and Holder in the execution of this Note and all other instruments securing this Note that the Loans evidenced hereby be exempt from the restrictions of applicable usury laws of any jurisdiction. In the event that, for any reason, it should be determined that any applicable usury law of any jurisdiction is applicable for the Loans, Holder and MediCor stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by such applicable laws. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the applicable laws of such jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to payment of the sums due hereunder or returned to MediCor.

        In this Note, the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

        At the sole discretion of Holder, this Note may be paid, in whole or in part, by the conversion of all or part of the principal and/or interest into shares of the Common Stock of MediCor at a price per share as negotiated by the Holder and MediCor, or by other good and valuable securities, monies or property. Holder may elect to renew the Loan upon the Maturity Date and annually thereafter, upon written request by MediCor.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE.

MEDICOR LTD., a Delaware corporation

By:

Its:

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EXHIBIT A

EXHIBIT OF LOANS

        This Promissory Note evidences Loans made by Holder to MediCor Ltd. or its predecessor International Integrated Incorporated, a British Virgin Islands corporation, on the dates and in the principal amounts, at the interest rates and of the maturity dates set forth below, subject to the payments of principal set forth on the attached Exhibit A. The Maturity Date shall be one year (365 days) from the date of each Loan, at which time the Company shall make principal payments equal to the entire amount of the outstanding principal balance, along with interest payments at an per annum rate of ten percent (10%), all payments to be due and payable on or before the 10th of each month as billed.

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  Exhibit 10.25